UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 4, 2011

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MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2011, the Board of Directors of Magnetek, Inc. (the “Company”) increased the size of the Board to six members and elected Alan B. Levine and Peter M. McCormick to fill the new Board seats, effective immediately.

Mr. Levine was appointed to serve on the Audit and Retirement Plan Committees of the Board of Directors.

There have been no related party transactions between the Company and Messrs. Levine and McCormick, and there were no arrangements or understandings between Messrs. Levine and McCormick and any other person pursuant to which they were selected as directors.

Except for Mr. Levine’s right to participate in the Company’s Amended and Restated Director and Officer Compensation and Deferral Investment Plan and the Amended and Restated 2010 Non-Employee Director Stock Option Plan, Mr. Levine is not a party to and does not currently participate in any material Company plan, contract or arrangement.  At of time of his election as a director on August 4, 2011, Mr. Levine received an automatic and discretionary stock option grant under the Amended and Restated 2010 Non-Employee Director Stock Option Plan.  The stock option grant, in the total amount of 20,000 shares of common stock, has an exercise price of $1.605, with vesting of 50% one year from the date of grant and vesting of the remaining 50% two years from the date of grant.

Mr. McCormick, as President and Chief Executive Officer of the Company, participates in the Management Incentive Compensation Plan, a cash bonus plan, the Executive Long-Term Incentive Plan, a stock incentive plan, the FlexCare Plus Retirement Pension Plan, a defined benefit pension plan, and other benefit plans and programs available generally to other Company salaried employees.  Mr. McCormick has a change in control agreement with the Company which provides for severance benefits upon a change in control.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 4, 2011, the Board of Directors of the Company approved and adopted an amendment to the Company’s By-Laws.  The amendment to the By-Laws is effective immediately upon approval by the Board of Directors.  Article III, Section 1(a) of the By-Laws was amended to provide that the Board of Directors shall consist of not more than six persons rather than five persons. The foregoing description of the amendment to the By-Laws is qualified in its entirety by reference to the full text of the Company’s Amended and Restated By-Laws, which are attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

On August 4, 2011, the Board of Directors of the Company approved a change in the Company’s fiscal year-end from the Sunday falling nearest to June 30 of each calendar year to the Sunday falling nearest to December 31, with the change to a calendar year reporting cycle beginning January 2, 2012. The Company plans to report its financial results for the six month transition period of July 4, 2011 through January 1, 2012 on an Annual Report on Form 10-K and to thereafter file reports for each twelve month period ended the Sunday falling nearest to December 31 of each year beginning with the twelve month period ended the Sunday falling nearest December 31, 2012. Prior to filing the transition report, the Company will file its annual report on Form 10-K for the fiscal year ended July 3, 2011 and its quarterly report on Form 10-Q for the quarter ending October 2, 2011.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

3.2 Magnetek, Inc. Amended and Restated By-Laws.

99.1 Magnetek, Inc. Press Release dated August 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 9, 2011

MAGNETEK, INC.

/s/ Marty J. Schwenner
By:	Marty J. Schwenner
Vice President and Chief Financial Officer